EXHIBIT 10.24


               First Amendment to Revolving Loan Agreement between AmSouth Bank and Surgical Laser Technologies dated May 31, 2000

RESOLVED, that, effective December 31, 2001, AmSouth Bank and Surgical Laser Technologies hereby declare and certify by the signatures indicated below, that
Article VII and all the contents represented in this section as found on page 20 of the Loan Agreement dated May 31, 2000, should be amended and restated as follows:

                                   Article VII
                               FINANCIAL COVENANTS

So long as the Note shall remain unpaid or the Bank shall have any Commitment under this Agreement:

Section 7.01 Traditional Cash Flow Coverage.

     The Borrower shall maintain traditional cash flow coverage of 1.25X as measured over the one year period beginning the first day of the Borrowers then beginning Fiscal Year and ending on the last day of the Borrower's same Fiscal Year. Traditional Cash Flow coverage is defined as net income plus depreciation expense plus amortization expense plus total interest expense minus dividends divided by the prior period current portion of long term debt plus interest expense.

Section 7.02 Interest Coverage.

     The Borrower shall maintain interest coverage of 2.25X as measured over the one year period beginning the first day of the Borrowers then beginning Fiscal Year and ending on the last day of the Borrower's same Fiscal Year. Interest Coverage is defined as net income plus interest expense plus depreciation expense divided by interest expense.

Section 7.03 Leverage Ration.

     The Borrower shall maintain at all times a ration of total Debt to tangible net worth of not more than .60 to 1.

Accepted and Agreed upon this 20th day of February, 2002:


AmSouth Bank                                   Surgical Laser Technologies, Inc.

By: /s/ Rhett D. Jordan                        By: /s/ Michael R. Stewart
    --------------------                           ----------------------
RHETT D. JORDAN                                MICHAEL R. STEWART
Vice President                                 President and CEO

                                               By: /s/ Davis Woodward
                                               Davis Woodward
                                               Chief Financial Officer

                                               By: /s/ Craig K. Carra
                                               Craig Carra
                                               Controller